Exhibit 10.1.6
AMENDMENT NO. 4 TO THE
TERRA INDUSTRIES INC.
SUPPLEMENTAL DEFERRED
COMPENSATION PLAN
     WHEREAS, Terra Industries Inc. (the “Company”) maintains the Terra Industries Inc. Supplemental Deferred Compensation Plan as amended effective as of July 26, 2000 (the “Plan”); and
     WHEREAS, in light of the restrictions imposed on deferred compensation plans by the American Jobs Creation Act of 2004, it is now considered desirable to provide for the discontinuance of active participation in the Plan and the cessation of Participant deferrals under the Plan;
     NOW, THEREFORE, BE IT RESOLVED that, pursuant to the power reserved to the Company by Section 12.04 of the Plan, the Plan be and it hereby is amended by adding the following amendment, effective as of December 31, 2004:
1.	Discontinuance of Active Participation. Effective as of January 1, 2005, each Participant in the Plan as of that date will continue as a Participant in the Plan, subject to the terms and conditions of the Plan, as modified by this Amendment No. 4. However, notwithstanding any provision of the Plan to the contrary, employees of the Company who were not Participants in the Plan on December 31, 2004 shall not be eligible to become Participants after that date.
2.	Discontinuance of Participant Deferrals. Effective for plan years beginning after December 31, 2004, no additional Participant deferrals will be made to the Plan. However, Participants’ account balances under the Plan shall continue to be credited with interest and earnings in accordance with Section 5.02 of the Plan.
3.	Vesting of Employer Matching Contributions. Any Employer Matching Contributions credited to a Participant on or before December 31, 2004, shall continue to vest in accordance with Section 5.04 of the Plan.
4.	Trust Agreement. This Amendment No. 4 shall not affect the terms and conditions of the Trust Agreement under Terra Industries Inc. Deferred Compensation Plan(s) with The Security National Bank of Sioux City, Iowa, made effective as of January 1, 1995.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be executed by its duly authorized officer as of the 24th day of December, 2004

TERRA INDUSTRIES INC.
/s/ Francis G. Meyer
By Francis G. Meyer Its Senior Vice President